CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert MacLean, President and Chairman of the Board of Internetstudios.com, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-QSB of Internetstudios.com, Inc. for the period ended March 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Internetstudios.com, Inc.

Dated: June 21, 2005.

/s/ Robert MacLean

Robert MacLean

President and Chairman of the Board

(Principal Executive Officer, Principal Financial Officer

and Principal Accounting Officer)